Exhibit 99.1

Impinj Announces First Quarter 2017 Financial Results

SEATTLE, WA, May 4, 2017 – Impinj, Inc. (NASDAQ: PI), a leading provider and pioneer of RAIN RFID solutions for identifying, locating and authenticating everyday items, today announced its financial results for the first quarter ended March 31, 2017.

“We delivered a solid first quarter, with revenue growing 47% over last year driven by the team’s strong execution and continued market adoption of our platform,” said Chris Diorio, Impinj co-founder and CEO. “We are pleased with the steady progress toward our vision of digital life for everyday items, and we will continue investing in this massive market opportunity to further enhance our leading market position.”

First Quarter 2017 Financial Summary

•	Revenue grew 47% year-over-year to $31.7 million
•	GAAP gross margin of 52.9%; non-GAAP gross margin of 54.2%
•	GAAP net loss of $2.2 million, or loss of $0.11 per diluted share using 20.3 million shares
•	Adjusted EBITDA of $0.2 million
•	Non-GAAP net income of $0.1 million, or income of $0.01 per diluted share using 21.7 million shares

A reconciliation between historical GAAP and non-GAAP information, including weighted-average basic and diluted shares, is contained in the tables below. Additionally, descriptions of these non-GAAP financial measures are provided in the "Non-GAAP Financial Measures" section below.

Second Quarter 2017 Financial Outlook

Impinj provides guidance based on current market conditions and expectations; actual results may differ materially. Please refer to the comments below regarding forward-looking statements. For the second quarter of 2017, Impinj currently expects:

•	Revenue in the range of $32.4 million to $33.9 million
•	Adjusted EBITDA in the range of a loss of $0.6 million to income of $0.9 million
•

Non-GAAP earnings in the range of a loss of $0.5 million to income of $1.0 million, and non-GAAP diluted earnings per share in the range of a loss of $0.02 to income of $0.05 with an expected share count in the range of 21 million to 22 million shares

All forward-looking non-GAAP financial measures in this section titled "Second Quarter 2017 Financial Outlook" exclude non-cash income and expenses. Impinj has not reconciled guidance for these non-GAAP measures to their most directly comparable GAAP measures because some items that impact these measures are either not within our control or not reasonably predictable, at least not without unreasonable effort.

Conference Call Information

Impinj will host a conference call and webcast today, May 4, 2017 at 5:00 p.m. ET / 2:00 p.m. PT for analysts and investors to discuss the company’s first quarter 2017 results as well as its outlook for its second quarter 2017. Open to the public, investors may access the call by dialing +1-412-317-5196. A live webcast of the conference call will also be accessible on the company's website at investor.impinj.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will run for five business days and may be accessed by dialing +1-412-317-0088 and entering passcode 10104313.

Management’s prepared written remarks, along with quarterly financial data for the last eight quarters, will be made available on the company’s website at investor.impinj.com commensurate with this release. Management encourages interested parties to review the prepared remarks before the conference call and submit questions via email to ir@impinj.com. Questions received prior to the call will be considered for discussion on the live conference call.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the market for RAIN RFID, our strategy, prospects, and our financial outlook for the second quarter of 2017. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Form 10-K filed with the SEC on March 03, 2017. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update this information unless required by law.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which we have prepared and presented in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), we use the following non-GAAP financial measures: non-GAAP gross margin, net income and earnings per share and Adjusted EBITDA. In computing these non-GAAP financial measures, we exclude the effects of stock-based compensation expense, depreciation and amortization, non-cash interest and other income/expense, and non-cash income tax expense not considered to be indicative of our ongoing core business operating results. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain income, expenses and expenditures that may not be indicative of our ongoing core business operating results. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance. Our presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.

For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables captioned "Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures" included at the end of this release.

About Impinj

Impinj (NASDAQ: PI) is a leading provider of RAIN RFID solutions. The Impinj Platform connects billions of everyday items such as apparel, medical supplies, automobile parts, drivers’ licenses, food and luggage to applications such as inventory management, patient safety, asset tracking and item authentication, delivering real-time information to businesses about items they create, manage, transport and sell. The Impinj Platform wirelessly delivers information about these items’ unique identity, location and authenticity, or Item Intelligence™, to the digital world, which Impinj believes is the essence of the Internet of Things.

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Contacts:

Investor Relations

Maria Riley & Chelsea Lish

The Blueshirt Group

ir@impinj.com

+1-206-315-4470

Media Relations

Erika Goodmanson

Sr. Director, Marketing and Communications

egoodmanson@impinj.com

+1-206-812-9744

IMPINJ, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value, unaudited)

	March 31,	December 31,
	2017	2016
Assets:
Current assets:
Cash and cash equivalents	$7,307	$33,636
Short-term investments	76,235	66,905
Accounts receivable, net	21,052	17,447
Inventory	39,189	27,734
Prepaid expenses and other current assets	2,475	3,004
Total current assets	146,258	148,726
Property and equipment, net	16,987	14,929
Goodwill and other intangible assets, net	3,881	3,881
Total assets	$167,126	$167,536
Liabilities and stockholders' equity:
Current liabilities:
Accounts payable	$7,372	$7,166
Accrued compensation and employee related benefits	4,195	7,647
Accrued liabilities	7,061	6,098
Current portion of long-term debt	3,479	2,589
Current portion of capital lease obligations	1,105	1,130
Current portion of deferred rent	295	306
Current portion of deferred revenue	590	445
Total current liabilities	24,097	25,381
Long-term debt, net of current portion	8,650	9,676
Capital lease obligations, net of current portion	1,443	1,698
Long-term liabilities — other	792	770
Deferred rent, net of current portion	5,958	5,022
Deferred revenue, net of current portion	960	966
Total liabilities	41,900	43,513
Stockholders' equity:
Preferred stock, $0.001 par value — 5,000 shares authorized, no shares issued and outstanding at March 31, 2017 and December 31, 2016	—	—
Common stock, $0.001 par value — 495,000 shares authorized, 20,615 and 20,336 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	21	20
Additional paid-in capital	314,614	311,216
Accumulated other comprehensive income (loss)	(46)	(10)
Accumulated deficit	(189,363)	(187,203)
Total stockholders' equity	125,226	124,023
Total liabilities and stockholders' equity	$167,126	$167,536

IMPINJ, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2017	2016
Revenue	$31,727	$21,631
Cost of revenue	14,959	10,533
Gross profit	16,768	11,098
Operating expenses:
Research and development	7,343	5,434
Sales and marketing	7,336	5,030
General and administrative	4,087	2,502
Total operating expenses	18,766	12,966
Income (loss) from operations	(1,998)	(1,868)
Interest income (expense) and other income (expense), net	(105)	(447)
Income (loss) before tax expense	(2,103)	(2,315)
Income tax expense	(57)	(15)
Net income (loss)	$(2,160)	$(2,330)
Less: Accretion of preferred stock	—	(2,825)
Net income (loss) attributable to common stockholders — basic and diluted	$(2,160)	$(5,155)
Net income (loss) per share attributable to common stockholders — basic and diluted	$(0.11)	$(1.21)
Weighted-average shares used to compute net income (loss) per shares attributable to common stockholders — basic and diluted	20,344	4,267

IMPINJ, INC.

CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (LOSS)

(in thousands, unaudited)

	Three Months Ended
	March 31,
	2017	2016
Net income (loss)	$(2,160)	$(2,330)
Other comprehensive income (loss):
Unrealized losses on investments	(36)	—
Total other comprehensive income (loss)	(36)	—
Comprehensive income (loss)	$(2,196)	$(2,330)

IMPINJ, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Three Months Ended
	March 31,
	2017	2016
Operating activities:
Net income (loss)	$(2,160)	$(2,330)
Adjustment to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	874	713
Amortization of debt issuance costs	23	48
Amortization of premium on short-term investments	59	—
Revaluation of warrant liability	—	(54)
Stock-based compensation	1,370	334
Changes in operating assets and liabilities:
Accounts receivable	(3,630)	528
Inventory	(11,455)	(1,911)
Prepaid expenses and other assets	543	(241)
Deferred revenue	139	245
Deferred rent	925	(47)
Accounts payable	(50)	632
Accrued compensation and benefits	(3,406)	(1,340)
Accrued liabilities	147	1,262
Net cash provided by (used in) operating activities	(16,621)	(2,161)
Investing activities:
Purchases of investments	(17,293)	—
Proceeds from maturities of investments	7,861	—
Purchases of property and equipment	(1,220)	(464)
Net cash used in investing activities	(10,652)	(464)
Financing activities:
Payments on capital lease financing obligations	(280)	(281)
Payments on term loans	(159)	(11,775)
Proceeds from term loans	—	19,400
Proceeds from exercise of stock options and employee stock purchase plan	1,983	51
Payments of deferred offering costs	(600)	(69)
Net cash provided by (used in) financing activities	944	7,326
Net increase (decrease) in cash and cash equivalents	(26,329)	4,701
Cash and cash equivalents
Beginning of period	33,636	10,121
End of period	$7,307	$14,822

IMPINJ, INC.

RECONCILIATIONS OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(in thousands, except percentages, unaudited)

	Three Months Ended
	March 31,
	2017	2016
GAAP Gross Profit	$16,768	$11,098
Adjustments:
Depreciation and amortization	385	269
Stock-based compensation	46	5
Non-GAAP Gross Profit	$17,199	$11,372

GAAP Gross Margin	52.9%	51.3%
Adjustments:
Depreciation and amortization	1.2%	1.2%
Stock-based compensation	0.1%	0.0%
Non-GAAP Gross Margin	54.2%	52.6%

GAAP Research and development expense	$7,343	$5,434
Adjustments:
Depreciation and amortization	(306)	(262)
Stock-based compensation	(483)	(69)
Non-GAAP Research and development expense	$6,554	$5,103

GAAP Sales and marketing expense	$7,336	$5,030
Adjustments:
Depreciation and amortization	(119)	(130)
Stock-based compensation	(607)	(205)
Non-GAAP Sales and marketing expense	$6,610	$4,695

GAAP General and administrative expense	$4,087	$2,502
Adjustments:
Depreciation and amortization	(64)	(52)
Stock-based compensation	(234)	(55)
Non-GAAP General and administrative expense	$3,789	$2,395

GAAP Total operating expense	$18,766	$12,966
Adjustments:
Depreciation and amortization	(489)	(444)
Stock-based compensation	(1,324)	(329)
Non-GAAP Total operating expense	$16,953	$12,193

IMPINJ, INC.

RECONCILIATIONS OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2017	2016
GAAP Interest income (expense) and other income (expense), net	$(105)	$(447)
Adjustments:
Non-cash interest expense	23	48
Change in the fair value of preferred stock warrant liability	—	(54)
Non-GAAP Interest income (expense) and other income (expense), net	$(82)	$(453)

GAAP Income tax expense	$(57)	$(15)
Adjustments:
Non-cash income tax expense	22	22
Non-GAAP Income tax expense	$(35)	$7

GAAP Net Income	$(2,160)	$(2,330)
Adjustments:
Depreciation and amortization	874	713
Stock-based compensation	1,370	334
Interest income (expense) and other income (expense), net	105	447
Income tax expense	57	15
Adjusted EBITDA	$246	$(821)

GAAP Net Income	$(2,160)	$(2,330)
Adjustments:
Depreciation and amortization	874	713
Stock-based compensation	1,370	334
Non-cash interest expense	23	48
Change in the fair value of preferred stock warrant liability	—	(54)
Non-cash income tax expense	22	22
Non-GAAP Net income	$129	$(1,267)
Non-GAAP Net income per share:
Basic	$0.01	$(0.10)
Diluted	$0.01	$(0.10)

IMPINJ, INC.

RECONCILIATIONS OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(in thousands, unaudited)

	Three Months Ended
	March 31,
	2017	2016
Weighted-average shares used to compute GAAP net income (loss) per share attributable to common stockholders — basic	20,344	4,267
Adjustments:
Weighted-average shares of common stock issuable upon conversion of mandatorily redeemable convertible preferred stock	—	8,522
Weighted-average shares used to compute non-GAAP net income per share — basic	20,344	12,789

Weighted-average shares used to compute GAAP net income (loss) per share attributable to common stockholders — diluted	20,344	4,267
Weighted-average shares of common stock issuable upon conversion of mandatorily redeemable convertible preferred stock	—	8,522
Adjustments:
Effects of dilutive securities
Unvested shares of common stock subject to repurchase	100	—
Stock Options	1,244	—
Weighted-average shares used to compute non-GAAP net income per share — diluted	21,688	12,789